Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this the Form 8-K/A filing of California Bancorp of our reports dated March 21, 2024, relating to the consolidated financial statements of the predecessor California BanCorp and Subsidiary (“CBC”), appearing in the Annual Report on Form 10-K of California BanCorp and Subsidiary (“CBC”) for the year ended December 31, 2023.

/s/ Elliott Davis, LLC

Greenville, South Carolina

October 8, 2024